UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934


                                January 15, 1998
                Date of Report (Date of earliest event reported)


                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                      0-18048                          75-2258519
  (State of                    (Commission                      (IRS Employer
Incorporation)                 File Number)                  Identification No.)


                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                     (Address of Principal Executive Office)


                                 (972) 690-5888
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

     On January 15, 1998, SA Telecommunications, Inc. and its subsidiaries (collectively, the "Company") entered into a purchase agreement (the "Purchase Agreement") with EqualNet Corporation (the "Buyer") and EqualNet Holding Corp. ("EqualNet and, collectively with the Buyer, the "EqualNet Parties") which contemplates a sale of substantially all of the Company's assets to the Buyer (the "Proposed Sale"). The Company and the EqualNet Parties currently contemplate that the Proposed Sale will close sometime between February 9, 1998 and February 18, 1998.

     The closing of the Proposed Sale, however, is subject to various conditions, including the following: (i) an auction, currently scheduled for February 6, 1998, at which interested parties may make higher and better offers for the Assets (the "Auction"); and (ii) the approval by the United States Bankruptcy Court for the District of Delaware of the Proposed Sale. A hearing for such approval is currently scheduled for February 9, 1998.

     A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits:

         2.1      Purchase Agreement by and among SA
                  Telecommunications, Inc. and its Subsidiaries,
                  EqualNet Corporation and EqualNet Holding Corp.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SA TELECOMMUNICATIONS, INC.

DATE:  January 28, 1998                        BY:  /s/ Albert B. Gordon, Jr.
                                                    -------------------------
                                                    Albert B. Gordon, Jr.
                                                    Chief Executive Officer